UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 20, 2007	000-26076
Date of Report (Date of earliest event reported)	(Commission File Number)

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 7.01 Regulation FD Disclosure.

On December 20, 2007, Sinclair Broadcast Group, Inc. (the “Company”) announced via press release the Company’s purchase of a 75% interest in Market Center Ventures, LLC, owner of the Market Center, a shopping center in Roswell, Georgia, a suburb of Atlanta.  The Company’s investment is approximately $1.9 million in cash and was made through an 80% owned subsidiary of Sinclair Investment Group, LLC.  Sinclair Investment Group, LLC is a wholly owned subsidiary of the Company.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.  The information contained herein and in the attached exhibit are furnished under this Item 7.01 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.  The information contained herein and in the accompanying exhibit shall not be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit related to Item 7.01 shall be deemed to be furnished and not filed.

Exhibit 99.1 Sinclair Press Release (dated December 20, 2007) Sinclair Broadcast Group Invests in Market Center Retail Shopping Center in Suburb of Atlanta, GA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David R. Bochenek
Name:	David R. Bochenek
Title:	Vice President / Chief Accounting Officer

Dated: December 20, 2007